Exhibit 99.1

Aleph and Crestview to Invest in GTT as Part of Interoute Acquisition

McLean, VA, March 26, 2018 — GTT Communications, Inc. (NYSE: GTT), the leading global cloud networking provider to multinational clients, announced today that a group of investors, led by Aleph Capital Partners LLP and Crestview Partners, has committed to invest $175 million in GTT common stock at the closing of the acquisition of Interoute by GTT, which was previously announced on February 26, 2018. Aleph and Crestview are significant shareholders of Interoute, and they will invest a portion of their proceeds from the sale of Interoute into the combined company. Per the terms of GTT’s debt financing commitment for the Interoute acquisition, this equity commitment will reduce the amount of debt to be issued by GTT to fund the acquisition on a dollar-for-dollar basis.

“Aleph and Crestview’s investment is a strong vote of confidence in our vision to create a disruptive market leader with substantial scale, unique network assets and award-winning product capabilities to fulfill our clients’ growing demand for cloud networking services in Europe, the U.S. and across the globe,” said Rick Calder, GTT president and CEO.

“We are excited to become shareholders of GTT in this new phase of its growth and development,” said Hugues Lepic, CEO of Aleph. “The strength of GTT and Interoute’s combined assets and capabilities creates a compelling opportunity to build a player with significant scale and international presence and drive further industry consolidation.”

“We are highly confident in the ability of GTT’s management team to create long-term value from the combination of their existing business with Interoute, and to drive significant future growth,” added Brian Cassidy, head of media investing at Crestview.

About GTT

GTT provides multinationals with a better way to reach the cloud through its suite of cloud networking services, including wide area networking, internet, optical transport, managed services, voice and video services. The company’s Tier 1 IP network, ranked in the top five worldwide, connects clients to any location in the world and any application in the cloud. GTT delivers an outstanding client experience by living its core values of simplicity, speed and agility. For more information on how GTT is redefining global communications, please visit www.gtt.net.

About Aleph

Aleph Capital Partners LLP is an independent investment firm based in London. Aleph works closely with management teams, shareholders and other stakeholders to support long-term enterprise value growth. Its approach to capital commitment and governance is adapted to the specific situation of each company it invests in. Aleph Capital focuses on investments in companies where its capital commitment can range between €100 million and €400 million. Aleph Capital was founded in 2013 by Hugues Lepic, formerly head of the Merchant Banking Division and head of the Principal Investment Area (PIA) of Goldman Sachs in EMEA. www.aleph.com

About Crestview

Founded in 2004, Crestview Partners is a value-oriented private equity firm focused on the middle market. The firm is based in New York and manages funds with over $7 billion of aggregate capital commitments. The firm is led by a group of partners who have complementary experience and distinguished backgrounds in private equity, finance, operations and management. Crestview’s senior investment professionals primarily focus on sourcing and managing investments in each of the specialty areas of the firm: media, industrials, financial services and energy. www.crestview.com

Forward-Looking Statements

This earnings release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding GTT Communications, Inc.’s plans, objectives and strategies or future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company’s filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks that increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

GTT Media Inquiries:
Marion Janic, RooneyPartners	Bob Cavosi, RooneyPartners
+1-212-223-4017	+1-646-638-9891
mjanic@rooneyco.com	rcavosi@rooneyco.com

GTT Investor Relations:

Jody Burfening/Carolyn Capaccio, LHA

+1-212-838-3777

ccapaccio@lhai.com

Aleph Media Inquiries:

Alex Jones/Rob White, Greenbrook

+44 207 952 2000

ajones@greenbrookpr.com

rwhite@greenbrookpr.com

Crestview Media Inquiries:

Jeffrey Taufield/Daniel Yunger, Kekst

+1-212-521-4800

jeffrey.taufield@kekst.com

daniel.yunger@kekst.com